EXHIBIT 23(b)

INDEPENDENT AUDITORS’ CONSENT

NEOGEN CORPORATION AND SUBSIDIARIES

We consent to the incorporation by reference in Registration Statement Nos. 333-66357, 333-101638 and 333-101639 of
Neogen Corporation on Forms S-8 of our report dated July 26, 2002, appearing in this Annual Report on Form 10-K of Neogen Corporation for the year ended May 31, 2003.

/s/ Deloitte & Touche LLP

August 27, 2003
Detroit, Michigan